Exhibit 99.1
News Release
Weatherford Reports Second Quarter Results
$0.11 per diluted share, before exit and restructuring charges and fair value adjustment to put option
GENEVA, SWITZERLAND, July 20, 2010 — Weatherford International Ltd. (NYSE: WFT) today reported second quarter 2010 income of $80 million, or $0.11 per diluted share, excluding an after tax loss of $0.15 per diluted share. The excluded after tax loss was comprised of an $82 million non-cash charge for a fair value adjustment to the put option issued in connection with the TNK-BP acquisition and $24 million, net of tax, for severance and investigation costs. Second quarter diluted earnings per share reflect an increase of ten percent over the second quarter of 2009 diluted earnings per share of $0.10, before severance and investigation costs.
Second quarter revenues were $2,438 million, or 22 percent higher than the same period last year, and four percent higher than the prior quarter. Segment operating income of $308 million improved 14 percent year-over-year and 16 percent sequentially. International revenues were up seven percent versus the year ago quarter and five percent versus the prior quarter. Eastern Hemisphere revenues carried the international growth rate, increasing 16 percent versus the year ago quarter and nine percent versus the prior quarter, while Latin America revenue fell 12% compared to the year ago quarter and four percent sequentially due to lower project activity in Mexico. North America revenue increased 61 percent versus the year ago quarter and grew three percent versus the prior quarter. Stronger performance in the U.S. land market more than offset

Canada’s traditional seasonal decline and one month of severely reduced activity in the Gulf of Mexico.
Sequentially, the company’s second quarter diluted earnings per share, before charges, were $0.04 higher than the first quarter of 2010 diluted earnings per share of $0.07, before severance, investigation costs and fair value adjustment for the put option.
Weatherford Chairman and CEO Bernard J. Duroc-Danner commented, “The second quarter was progress with the United States and Russia singled out as the highest performers. The outlook for North America appears constructive. Client feedback leads us to believe that operators are planning to accelerate activity in international markets.”
North America
Revenues for the quarter were $921 million, which is a 61 percent increase over the same quarter in the prior year. Revenues were up three percent sequentially, which is the first sequential increase for the second quarter in North America since 2005.
Operating income was $129 million compared to break-even operating results for the second quarter of 2009 and was up $17 million sequentially. The current quarter’s margins improved 140 basis points to 14.0%.

Middle East/North Africa/Asia
Second quarter revenues of $601 million were one percent higher than the second quarter of 2009 and six percent higher than the prior quarter. On a sequential basis, strong performances in Iraq and China were partially offset by weakness in Saudi Arabia and Libya.
The current quarter’s operating income of $78 million decreased 37 percent as compared to the same quarter in the prior year and decreased six percent compared to the prior quarter.
Europe/West Africa/FSU
Second quarter revenues of $506 million were 39 percent higher than the second quarter of 2009 and 11 percent higher than the prior quarter. The year-over-year increase was largely due to our acquisition of TNK-BP’s oilfield service business in the third quarter of 2009. All product lines showed sequential growth.
The current quarter’s operating income of $63 million was flat compared to the same quarter in the prior year and increased 63 percent sequentially.
Latin America
Second quarter revenues of $410 million were 12 percent lower than the second quarter of 2009 and four percent lower than the prior quarter. Consistent with the prior quarter, Mexico was the largest contributor to the sequential decline in revenue due to a decrease in volumes of project-based work.
The current quarter’s operating income of $38 million declined 56 percent as compared to the same quarter in the prior year and increased 22 percent compared to the prior quarter.

Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2010 second quarter results on July 20, 2010 at 8:00 a.m. (CDT). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is a Swiss-based, multi-national oilfield service company. It is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs over 53,000 people worldwide.
# # #

Contact:	Andrew P. Becnel	+41.22.816.1502
Chief Financial Officer

Contact:	Karen David-Green	+1.713.693.2530
Vice President — Investor Relations
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In 000’s, Except Per Share Amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Net Revenues:
North America	$921,443	$571,415	$1,811,987	$1,408,768
Middle East/North Africa/Asia	600,777	592,908	1,165,756	1,174,854
Europe/West Africa/FSU	505,774	364,968	960,475	733,811
Latin America	410,277	465,541	838,301	933,540

	2,438,271	1,994,832	4,776,519	4,250,973

Operating Income (Expense):
North America	129,361	(709)	241,688	122,327
Middle East/North Africa/Asia	78,009	123,553	160,805	257,579
Europe/West Africa/FSU	62,834	62,614	101,362	137,557
Latin America	37,984	85,759	69,063	177,976
Research and Development	(53,530)	(46,113)	(102,387)	(95,134)
Corporate Expenses	(42,732)	(40,834)	(89,852)	(80,433)
Revaluation of Contingent Consideration	(81,753)	—	(89,563)	—
Exit and Restructuring	(27,309)	(30,905)	(71,341)	(55,782)

	102,864	153,365	219,775	464,090

Other Income (Expense):
Interest Expense, Net	(95,719)	(93,498)	(191,058)	(184,561)
Devaluation of Venezuelan Bolivar	—	—	(63,859)	—
Other, Net	(14,186)	(3,871)	(23,404)	(17,410)

Income (Loss) Before Income Taxes	(7,041)	55,996	(58,546)	262,119

Benefit (Provision) for Income Taxes:
Provision for Operations	(19,095)	(8,829)	(29,980)	(44,633)
Benefit from Devaluation of Venezuelan Bolivar	—	—	23,973	—
Benefit from Exit and Restructuring	2,888	3,388	5,331	6,729

	(16,207)	(5,441)	(676)	(37,904)

Net Income (Loss)	(23,248)	50,555	(59,222)	224,215
Net Income Attributable to Noncontrolling Interest	(3,316)	(8,574)	(7,351)	(17,432)

Net Income (Loss) Attributable to Weatherford	$(26,564)	$41,981	$(66,573)	$206,783

Earnings (Loss) Per Share Attributable to Weatherford:
Basic	$(0.04)	$0.06	$(0.09)	$0.30
Diluted	$(0.04)	$0.06	$(0.09)	$0.29

Weighted Average Shares Outstanding:
Basic	743,209	700,424	740,537	699,375
Diluted	743,209	709,412	740,537	706,024

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Net Revenues:
North America	$921,443	$890,544	$736,443	$620,496	$571,415
Middle East/North Africa/Asia	600,777	564,979	593,154	600,110	592,908
Europe/West Africa/FSU	505,774	454,701	478,259	404,390	364,968
Latin America	410,277	428,024	618,225	524,883	465,541

	$2,438,271	$2,338,248	$2,426,081	$2,149,879	$1,994,832

Operating Income (Expense):
North America	$129,361	$112,327	$41,625	$33,259	$(709)
Middle East/North Africa/Asia	78,009	82,796	82,452	101,943	123,553
Europe/West Africa/FSU	62,834	38,528	48,893	44,468	62,614
Latin America	37,984	31,079	49,271	54,343	85,759
Research and Development	(53,530)	(48,857)	(50,216)	(49,300)	(46,113)
Corporate Expenses	(42,732)	(47,120)	(48,990)	(44,272)	(40,834)
Revaluation of Contingent Consideration	(81,753)	(7,810)	(6,295)	27,368	—
Exit and Restructuring	(27,309)	(44,032)	(26,897)	(17,887)	(30,905)

	$102,864	$116,911	$89,843	$149,922	$153,365

Supplemental Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Depreciation and Amortization:
North America	$81,040	$80,660	$83,658	$79,737	$77,253
Middle East/North Africa/Asia	75,139	72,290	72,739	65,771	60,921
Europe/West Africa/FSU	52,058	48,958	50,376	44,864	35,190
Latin America	44,753	42,479	42,751	43,403	35,971
Research and Development	2,324	2,224	1,980	1,940	2,017
Corporate	2,943	2,781	2,197	2,194	2,341

	$258,257	$249,392	$253,701	$237,909	$213,693

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2010, March 31, 2010, and June 30, 2009 and for the six months ended June 30, 2010 and June 30, 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In 000’s, Except Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Operating Income:
GAAP Operating Income	$102,864	$116,911	$153,365	$219,775	$464,090
Exit and Restructuring	27,309	44,032	30,905	71,341	55,782
Revaluation of Contingent Consideration	81,753	7,810	—	89,563	—

Non-GAAP Operating Income	$211,926	$168,753	$184,270	$380,679	$519,872

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(16,207)	$15,531	$(5,441)	$(676)	$(37,904)
Devaluation of Venezuelan Bolivar	—	(23,973)	—	(23,973)	—
Exit and Restructuring	(2,888)	(2,443)	(3,388)	(5,331)	(6,729)

Non-GAAP Benefit (Provision) for Income Taxes	$(19,095)	$(10,885)	$(8,829)	$(29,980)	$(44,633)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$(26,564)	$(40,009)	$41,981	$(66,573)	$206,783
Total Charges, net of tax	106,174 (a)	89,285 (b)	27,517 (c)	195,459	49,053 (d)

Non-GAAP Net Income	$79,610	$49,276	$69,498	$128,886	$255,836

Diluted Earnings (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Earnings (Loss) per Share	$(0.04)	$(0.05)	$0.06	$(0.09)	$0.29
Total Charges, net of tax	0.15 (a)	0.12 (b)	0.04 (c)	0.26	0.07 (d)

Non-GAAP Diluted Earnings per Share	$0.11	$0.07	$0.10	$0.17	$0.36

Note (a):	This amount is comprised of an $82 million charge for the revaluation of contingent consideration included as part of our acquisition of the Oilfield Services Division (“OFS”) of TNK-BP. We also incurred investigation costs in connection with on-going investigations by the U.S. government and severance charges associated with the Company’s restructuring activities.

Note (b):	This amount is primarily comprised of a $38 million charge, net of tax, related to our supplemental executive retirement plan that was frozen on March 31, 2010 and a $40 million charge, net of tax, related to the devaluation of the Venezuelan Bolivar. In addition, we incurred a charge of $8 million for the revaluation of contingent consideration included as part of our OFS acqusition. We also incurred investigation costs in connection with on-going investigations by the U.S. government and severance charges and facility closure costs associated with the Company’s restructuring activities.

Note (c):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries. Also included are severance charges associated with the Company’s reorganization activities.

Note (d):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries. Also included are severance charges associated with the Company’s reorganization activities.

Weatherford International Ltd.
Consolidated Condensed Balance Sheet
(Unaudited)
(In 000’s)

	June 30,	December 31,
	2010	2009
Current Assets:
Cash and Cash Equivalents	$222,783	$252,519
Accounts Receivable, Net	2,471,078	2,504,876
Inventories	2,371,489	2,239,762
Other Current Assets	1,253,261	1,143,449

	6,318,611	6,140,606

Long-Term Assets:
Property, Plant and Equipment, Net	6,774,500	6,991,579
Goodwill	4,128,966	4,156,105
Other Intangibles, Net	749,654	778,786
Equity Investments	539,817	542,667
Other Assets	303,179	256,440

	12,496,116	12,725,577

Total Assets	$18,814,727	$18,866,183

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$628,108	$869,581
Accounts Payable	1,127,875	1,002,359
Other Current Liabilities	994,757	924,948

	2,750,740	2,796,888

Long-term Liabilities:
Long-term Debt	6,005,472	5,847,258
Other Liabilities	383,871	423,333

	6,389,343	6,270,591

Total Liabilities	9,140,083	9,067,479

Shareholders’ Equity:
Weatherford Shareholders’ Equity	9,603,780	9,719,672
Noncontrolling Interest	70,864	79,032

Total Shareholders’ Equity	9,674,644	9,798,704

Total Liabilities and Shareholders’ Equity	$18,814,727	$18,866,183

Weatherford International Ltd.
Net Debt
(Unaudited)
(In 000’s)

Change in Net Debt for the Three Months Ended June 30, 2010:

Net Debt at March 31, 2010	$(6,628,951)
Operating Income	102,864
Depreciation and Amortization	258,257
Exit and Restructuring	27,309
Revaluation of Contingent Consideration	81,753
Capital Expenditures	(217,664)
(Increase) Decrease in Working Capital	92,668
Income Taxes Paid	(133,382)
Interest Paid	(70,023)
Acquisitions and Divestitures of Assets and Businesses, Net	40,649
Other	35,723

Net Debt at June 30, 2010	$(6,410,797)

Change in Net Debt for the Six Months Ended June 30, 2010:

Net Debt at December 31, 2009	$(6,464,320)
Operating Income	219,775
Depreciation and Amortization	507,649
Exit and Restructuring	71,341
Revaluation of Contingent Consideration	89,563
Capital Expenditures	(448,751)
(Increase) Decrease in Working Capital	(96,352)
Income Taxes Paid	(224,117)
Interest Paid	(209,620)
Acquisitions and Divestitures of Assets and Businesses, Net	81,860
Other	62,175

Net Debt at June 30, 2010	$(6,410,797)

	June 30,	March 31,	December 31,
	2010	2010	2009
Components of Net Debt
Cash	$222,783	$207,099	$252,519
Short-term Borrowings and Current Portion of Long-Term Debt	(628,108)	(991,440)	(869,581)
Long-term Debt	(6,005,472)	(5,844,610)	(5,847,258)

Net Debt	$(6,410,797)	$(6,628,951)	$(6,464,320)

“Net Debt” is debt less cash. Management believes that Net Debt provides useful information regarding the level of Weatherford indebtedness by reflecting cash that could be used to repay debt.
Working capital is defined as accounts receivable plus inventory less accounts payable.